Exhibit 99.2

GFG Holding, Inc. and Subsidiaries

Interim Condensed Consolidated Financial Statements (Unaudited)
Six Months Ended June 30, 2021 and June 30, 2020

GFG Holding, Inc. and Subsidiaries

GFG Holding, Inc. and Subsidiaries

Interim Condensed Consolidated Balance Sheets

(In thousands, except for share amounts)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,874	$17,967
Restricted cash	-	9,083
Trade receivables, net of allowance of $430 and $954, respectively	5,080	3,852
Other receivables	457	1,050
Inventory	2,002	2,339
Prepaid expenses and other current assets	910	1,508
Assets held for sale	5,069	5,312
Total Current Assets	19,392	41,111
Property and Equipment, Net	5,793	6,220
Trademarks and Other Non-Amortizable Intangible Assets	314,170	314,170
Amortizable Intangible Assets, Net	6,779	7,618
Other Assets	540	395
Total Assets	$346,674	$369,514
Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable and accrued expenses	$7,579	$12,601
Deferred revenue	3,252	2,550
Current portion of long-term debt, net of discount	286	17,845
Total Current Liabilities	11,117	32,996
Long-Term Debt, net of debt discount	234,264	241,844
Deferred Taxes	32,278	31,269
Other Long-Term Liabilities	912	1,182
Total Liabilities	278,571	307,291
Commitments and Contingencies
Stockholder’s Equity
Common stock, $0.01 par value, authorized 5,000 shares; issued and outstanding 5,000 shares	-	-
Additional paid-in capital	160,770	160,770
Accumulated deficit	(92,667)	(98,547)
Total Stockholder’s Equity	68,103	62,223
Total Liabilities and Stockholder’s Equity	$346,674	$369,514

See accompanying notes to Interim Condensed Consolidated Financial Statements.

GFG Holding, Inc. and Subsidiaries

Interim Condensed Consolidated Statements of Operations

(In thousands, unaudited)

Six Months Ended June 30,	2021	2020
Revenues
Royalty revenue	$15,770	$11,304
Factory revenue	16,114	10,363
Company store revenue	21,782	33,657
Franchise fee revenue	559	391
Licensing and other revenue	381	324
Total Revenues	54,606	56,039
Operating Expenses
Cost of revenues	11,661	11,084
Selling, general and administrative expenses	27,727	37,791
Depreciation and amortization	1,705	2,347
Other expenses (Income)	(710)	(125)
Total Operating Expenses	40,383	51,097
Operating Income	14,223	4,942
Nonoperating Expense
Interest expense, net	11,876	10,198
Other expense (Income), net	(4,565)	(188)
Total Nonoperating Expense	7,311	10,010
Income (Loss) Before Income Taxes	6,912	(5,068)
Income Tax Expense (Benefit)	1,032	(738)
Net Income (Loss)	$5,880	$(4,330)

See accompanying notes to Interim Condensed Consolidated Financial Statements.

GFG Holding, Inc. and Subsidiaries

Interim Condensed Consolidated Statements of Stockholder’s Equity

(In thousands, except for share amounts)

	Common Stock		Additional
Six Months Ended June 30, 2020	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2019	5,000	$-	$160,634	$(69,736)	$90,898
Impact of change in accounting policy	-	-	-	(479)	(479)
Adjusted Balance, January 1, 2020	5,000	-	160,634	(70,215)	90,419
Net loss for the Six Months Ended 6/30/2020	-	-	-	(4,330)	(4,330)
Balance, June 30, 2020 (unaudited)	5,000	$-	$160,634	$(74,545)	$86,089

	Common Stock		Additional
Six Months Ended June 30, 2021	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2020	5,000	$-	$160,770	$(98,547)	$62,223
Net Income for the Six Months Ended 6/30/2020	-	-	-	5,880	5,880
Balance, June 30, 2021 (unaudited)	5,000	$-	$160,770	$(92,667)	$68,103

See accompanying notes to Interim Condensed Consolidated Financial Statements.

GFG Holding, Inc. and Subsidiaries

Interim Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

Six Months Ended June 30,	2021	2020
Cash Flows from Operating Activities
Net income (loss)	$5,880	$(4,330)
Adjustments to reconcile net loss to net cash provided by operating activities:
Bad debt expense	(111)	221
Deferred tax expense	1,009	(741)
Loss (gain) on sale of Company-operated restaurants and assets held for sale	(2,359)	113
Depreciation and amortization	1,705	2,347
Amortization of debt discount	1,012	1,013
Paid-in-kind interest for long-term debt	2,011	-
PPP loan forgiveness	(4,328)	-
Changes in assets and liabilities:
Trade receivables	(1,117)	(1,005)
Other receivables	593	77
Inventory	454	341
Prepaid expenses and other current assets	598	917
Other assets	(145)	(277)
Accounts payable and accrued expenses	(5,022)	1,256
Deferred revenue	702	358
Other long-term liabilities	(270)	(495)
Net Cash Provided by (Used in) Operating Activities	612	(205)
Cash Flows from Investing Activities
Purchases of property and equipment	(498)	(1,706)
Proceeds from the sale of Company-operated restaurants, net of selling costs	2,544	664
Net Cash Provided by (Used in) Investing Activities	2,046	(1,042)
Cash Flows from Financing Activities
Payments on long-term debt	(23,834)	(1,452)
Issuance of long-term debt	-	17,941
Net Cash Provided by (Used in) Financing Activities	(23,834)	16,489
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	(21,176)	15,242
Cash, Cash Equivalents and Restricted Cash, beginning of period	27,050	1,941
Cash, Cash Equivalents and Restricted Cash, end of period	$5,874	$17,183
Supplemental Cash Flow Information
Cash paid for interest	$11,335	$9,138
Cash paid for income taxes	108	66

See accompanying notes to Interim Condensed Consolidated Financial Statements.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

1. Summary of Significant Accounting Policies

Description of Business

GFG Holding, Inc. and Subsidiaries (GFGH or the Company) is a strategic brand management company that owns and manages a portfolio of five franchised brands. The Company’s brands (Great American Cookies, Marble Slab Creamery, Pretzelmaker, Hot Dog on a Stick and Round Table Pizza) are in the quick service restaurant (QSR) industry. GFG Management, LLC (GFGM), a wholly owned subsidiary of GFGH, manages all five franchised brands.

On July 22, 2021 (the Transaction Date), FAT Brands Inc. acquired LS GFG Holdings Inc. and its direct and indirect subsidiaries including GFGH (the Transaction) (see Note 9).

GFGH earns revenues primarily from the franchising, royalty, licensing and other contractual fees that third parties pay for the right to use the intellectual property associated with the Company’s brands and from the sale of cookie dough, pretzel mix and other ancillary products to certain of the Company’s franchisees.

Basis of Presentation

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, these Interim Condensed Consolidated financial statements contain all normal recurring adjustments considered necessary for a fair presentation of the Company’s financial position at June 30, 2021, the results of operations for the six months ended June 30, 2021 and 2020, and cash flows for the six months ended June 30, 2021 and 2020. The results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full year or any other interim period. These statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2020.

Long-Lived Assets, Trademarks and Other Intangible Assets

Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 25 years. The costs of leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the expected lease term, including renewals, or the estimated useful life of the asset.

Long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment loss is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

Intangible assets are classified into two categories: (1) intangible assets with indefinite lives not subject to amortization and (2) intangible assets with definite lives subject to amortization.

Indefinite-lived intangible assets are not amortized. An intangible asset that is not amortized is periodically evaluated to determine whether events and circumstances continue to support an indefinite useful life. If the Company subsequently determines that an intangible asset that is not amortized has a finite useful life, the intangible asset is amortized prospectively over its estimated remaining useful life. Amortizable intangible assets are generally amortized on a straight-line basis.

Trademarks represent the value of expected future royalty income associated with the ownership of the Company’s brands, namely, Great American Cookies, Marble Slab Creamery, Pretzelmaker, Hot Dog on a Stick and Round Table Pizza. Other non-amortizable intangible assets consist of the customer/supplier relationships with the Great American Cookies and Pretzelmaker franchisees. Trademarks and the customer/supplier relationships acquired in a business combination are not amortized. Instead, they are tested for impairment at least annually or upon a triggering event, unless it is subsequently determined that the intangible asset has a finite useful life. At each reporting period, trademarks and other non-amortizable intangible assets are assessed to determine if any changes in facts or circumstances require a reevaluation of the estimated value. Impairment tests for trademarks include comparing the fair value of the respective reporting unit with its carrying value. The Company uses a methodology in conducting these impairment assessments, which includes cash flow analyses that the Company believes are consistent with the assumptions hypothetical marketplace participants would use. Where applicable, an appropriate discount rate is used that is commensurate with the risk inherent in the projected cash flows.

Other intangible assets are amortized over their respective estimated useful lives to their estimated residual values and periodically reviewed for impairment should indicators of possible impairment arise. Amortizable intangible assets consist of franchise agreements, which are amortized on a straight-line basis over periods ranging from four to eight and a half years, which is representative of the economic benefits the Company expects to receive from the respective agreements.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company’s policy is to recognize, when applicable, interest and penalties on uncertain income tax positions as part of the income tax provision. As of June 30, 2021 and December 31, 2020, the Company had no uncertain tax positions.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which replaced the previous revenue recognition guidance. The Company adopted Topic 606 effective January 1, 2020 using the modified retrospective transition method. The Company elected to apply the cumulative effect method only to those contracts that were not completed contracts as of the adoption date. The impact to revenue during the six months ended June 30, 2020 and the year ended December 31, 2020 as a result of the adoption of Topic 606 was approximately $0.4 million and $1.0 million, respectively, which is the result of a change in the number of accounting units or performance obligations in its contracts upon adoption of Topic 606. Specifically, the Company determined that its contracts contained a single performance obligation and franchise fees would be recognized ratably over the term of the contract under Topic 606. Under previous revenue recognition guidance, franchise fees were generally recognized upon store opening. Prior period amounts have not been adjusted and continue to be reported under accounting standards in effect for the prior period. See Note 3, Revenue Recognition, for additional information on the impact of the adoption of Topic 606.

In accordance with Topic 606, the Company recognizes revenue at the amount to which it expects to be entitled when control of the products or services is transferred to its customers. Control is generally transferred when the Company has a present right to payment and the title and the significant risks and rewards of ownership of products or services are transferred to its customers. The Company derives revenue from franchise agreements, which include franchise fees and royalties; factory sales, which include the sale of goods produced by the Company; Company-owned store sales; and licensing and other sales.

Nature of Products and Services and Significant Judgments

The Company derives revenue from franchise fees and royalties in its franchise agreements, for which the Company provides 1) pre-opening services, including site evaluation and selection, store architecture and design, development and operational training, and 2) a franchise license, including brand trademarks, service marks, trade names, signs associated with designs, artwork, logos, distinctive business format, and ongoing services that support the franchise license. The Company’s franchise agreements generally provide a franchise license for a term of 10 years with a right to renew thereafter. Franchise fees are generally due on or before store opening, and royalties are due monthly as determined based on a percentage of sales. The Company has determined that the pre-opening services and the franchise license are not distinct since they are highly dependent upon and interrelated with the other service. Accordingly, franchise agreements contain a single performance obligation that is satisfied over the term of the contract with the related franchise fees being deferred and recognized ratably over the contract term, beginning at store opening, since time is the best measure of how the performance obligation is satisfied. Royalties are recognized as the related franchisee sales occur each month in accordance with the sales and usage-based guidance of Topic 606.

Factory revenue is derived from the sale of goods that the Company produces and sells to certain franchisees. For most of the Company’s factory sales, control transfers, and therefore, revenue is recognized upon receipt of goods by the franchisee.

Company-owned store revenue is recognized when payment is tendered at the point of sale to the customer, which is the point in time when the Company’s performance obligation has been satisfied. The Company presents Company-owned store revenue net of sales taxes collected from customers.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

Licensing and other revenue is primarily derived from the licensing of the Company’s trademarks and certain referral fees paid by vendors of the Company’s franchisees. Revenue is recognized each month as the underlying performance obligation is satisfied, and when applicable, the Company recognizes licensing revenue in accordance with the sales and usage-based guidance of Topic 606.

Incremental costs incurred to obtain the franchise agreements, such as commissions, are capitalized as a component of other assets in the consolidated balance sheets and recognized as expense over the term of each respective franchise agreement.

New Accounting Standards

In November 2019, the FASB issued ASU 2019-10, Financial Instruments - Credit Losses (Topic 326): Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates. This ASU amends the effective dates of ASU 2017-12 (Hedging) for fiscal years beginning after December 15, 2020; ASU 2016-13, Credit Losses, for fiscal years beginning after December 15, 2022; and ASU 2016-02, Leases, for fiscal years beginning after December 15, 2020. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606), and Leases (Topic 842): Effective Dates for Certain Entities. This ASU amends the effective date of ASU 2016-02, Leases, for fiscal years beginning after December 15, 2021.

In May 2019, the FASB issued ASU 2019-05, Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief. These amendments provide entities that have certain instruments within the scope of Subtopic 326-20, Financial Instruments - Credit Losses - Measured at Amortized Cost, with an option to irrevocably elect the fair value option in Subtopic 825-10, Financial Instruments - Overall, applied on an instrument-by-instrument basis for eligible instruments, upon adoption of Topic 326. The fair value option election does not apply to held-to-maturity debt securities. An entity that elects the fair value option should subsequently apply the guidance in Subtopics 820-10, Fair Value Measurement - Overall, and 825-10. For entities that have not yet adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), the transition methodology is the same as in ASU 2016-13. Early adoption is permitted in any interim period after the issuance of ASU 2019-05 as an entity has adopted the amendments in ASU 2016-13. The amendments should be applied on a modified retrospective basis by means of a cumulative-effect adjustment to the opening balance of retained earnings in the balance sheet as of the date that an entity adopted ASU 2016-13.

In July 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Among other things, these amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The amendments are effective for fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of these amendments could have on its consolidated financial position, results of operations and cash flows.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The standard requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition. The standard requires lessors to classify leases as either sales-type, finance or operating. A sales-type lease occurs if the lessor transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as a financing lease. If the lessor does not convey risks and rewards or control, an operating lease results. In November 2019, the FASB issued ASU 2019-10, deferring the effective date of this standards update to fiscal years beginning after December 15, 2020. In June 2020, the FASB issued ASU 2020-05, which permitted private entities that have not yet issued their financial statements or made financial statements available for issuance as of June 3, 2020 to adopt Topic 842 for annual reporting periods beginning after December 15, 2021, and for interim reporting periods within annual reporting periods beginning after December 15, 2022. The Company is currently assessing the impact adoption of this standard will have on its Interim Condensed Consolidated Financial Statements.

2. Coronavirus (COVID-19), Business Operations and Alleviation of Going Concern

In March 2020, the World Health Organization declared the viral strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The spread of COVID-19 resulted in virtually all governments issuing restrictive orders, including “shelter-in-place” orders around the globe to assist in mitigating the spread of the virus.

The COVID-19 pandemic significantly impacted the Company’s operations, and the Company experienced losses in certain of its operations. COVID-19 caused rapidly changing market conditions, including the temporary closures of certain Company-owned and franchisee stores, and uncertainty as to the impact on future operations and operating forecasts.

Although the Company cannot reasonably estimate the length or severity of the pandemic, or a potential future follow-on wave of COVID-19, or the outbreak of other health epidemics, the Company experienced improved demand for its products in the second half of 2020. Market conditions have improved due to shelter-in-place orders and other restrictions on travel, public gatherings, etc., by state and local governments having been relaxed, or in some cases eliminated altogether. The Company also believes that the expansion of ongoing vaccination programs is contributing to an increase in consumer confidence.

The Company is required to evaluate whether there is substantial doubt about its ability to continue as a going concern each reporting period, including interim periods. Management considered the conditions and events that could raise substantial doubt about the Company’s ability to continue as a going concern within 12 months after the Company’s Interim Condensed Consolidated Financial Statements were available to be issued on October 5, 2021. The Company is subject to a number of risks similar to those of other franchise operations. The attainment of profitable operations is dependent on future events, including ensuring adequate financing to fulfill the Company’s growth and operating activities and generating a level of revenues adequate to support the Company’s cost structure.

Management considered the Company’s current financial condition and liquidity sources, including the recently completed amendment to its credit facility (see Note 6), current funds available, forecasted future cash flows and the Company’s conditional and unconditional obligations due after October 5, 2021. Additionally, on July 22, 2021, FAT Brands Inc. acquired LS GFG Holdings Inc. and its direct and indirect subsidiaries including GFGH (see Note 9). Based on these factors, management believes that the circumstances that during 2020 gave rise to uncertainty as to the Company’s ability to continue as a going concern have been alleviated, and, therefore, the Company no longer has substantial doubt as to its ability to continue as a going concern.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

3. Revenue Recognition

The Company disaggregates revenue based upon the nature of its goods and services and the timing and manner in which they are transferred to the customer as discussed in Note 1. This disaggregation of revenue is presented in the accompanying Interim Condensed Consolidated statement of operations.

Contract Balances

The timing of invoicing to customers often differs from the timing of revenue recognition and these timing differences can result in receivables or contract liabilities (deferred revenue) on the Company’s Interim Condensed Consolidated balance sheets. With the exception of royalties, fees in the Company’s contracts are fixed and are generally due at the point of sale for Company store revenue, within a short timeframe of delivery for factory revenue, or at or near contract inception for franchise fees. The Company has an established history of collecting under the terms of its contracts without providing refunds or concessions to its customers. In its franchise agreements where the franchise license is expected to be transferred on an ongoing basis for several years after a portion of the related payment is received, the Company has determined that the contracts generally do not include a significant financing component since the majority of the consideration is variable (royalties) and the amount and timing of the consideration is outside of the control of the customer and the Company.

The Company has an unconditional right to consideration for all goods and services transferred to the customer. That unconditional right to consideration is reflected in accounts receivable in the accompanying consolidated balance sheets in accordance with Topic 606. Contract liabilities are reflected in deferred revenue in the accompanying consolidated balance sheets and reflect amounts allocated to performance obligations that have not yet been transferred to the customer related to its franchise agreements – the performance obligations comprised of the combined pre-opening services and franchise licenses. During the six months ended June 30, 2020 and the year ended December 31, 2020, the Company recognized approximately $0.1 million and $0.3 million, respectively, of revenue related to franchise fees that were deferred as of January 1, 2020, as adjusted for Topic 606.

Remaining Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of accounting within the contract. The transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied by transferring the promised good or service to the customer. The Company identifies performance obligations at contract inception so that it can monitor and account for the obligations over the life of the contract. Remaining performance obligations represent the portion of the transaction price in a contract allocated to products and services not yet transferred to the customer. As of June 30, 2021, the aggregate amount of the contractual transaction prices allocated to remaining performance obligations was approximately $3.3 million. The Company expects to recognize revenue for its remaining performance obligations as of June 30, 2021 in future periods as follows:

Within one year	$575
Between one and three years	627
Thereafter	2,050
Total Value of Remaining Performance Obligations	$3,252

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

In accordance with Topic 606, the Company has elected not to disclose the value of remaining performance obligations for the portion of the transaction price that is being recognized under the sales and usage-based royalty guidance. In addition, the Company has elected not to disclose the value of remaining performance obligations for contracts with performance obligations that are expected, at contract inception, to be satisfied over a period that does not exceed one year.

Impact of Adoption of Topic 606

The cumulative impact due to the adoption of Topic 606 on the January 1, 2020 adoption date consolidated balance sheet was an increase of $648 in deferred revenue and $479, net of tax, in accumulated deficit.

The following table presents the effects of adopting Topic 606 on the Company’s Interim Condensed Consolidated statement of operations for the six months ended June 30, 2020:

	As reported, Topic 606	Adjustments	Amounts under prior GAAP
Total Revenues	$56,039	$386	$56,425
Operating Income (Loss)	4,942	386	5,328
Loss Before Income Taxes	(5,068)	386	(4,682)
Income Tax Expense (Benefit)	(738)	97	(641)
Net Income (Loss)	(4,330)	97	(4,233)

4. Refranchising and Assets Held for Sale

The Company completed the refranchising sale of 26 and 10 Round Table Pizza Company-owned stores to existing franchisees during the six months ended June 30, 2021 and 2020, respectively. The transactions resulted aggregate cash proceeds of $3,336 and $956, respectively, net of certain closing adjustments. Included in the cash proceeds are initial franchise fees of $675 and $250 that are recorded within franchise fee revenue in the consolidated statements of operations for the six months ended June 30, 2021 and 2020, respectively.

Assets held for sale include the net book value of property and equipment for Company-owned stores that the Company plans to sell within the next year to new or existing franchisees. Long-lived assets that meet the criteria are accounted for as held for sale and reported at the lower of their carrying value or fair value less estimated cost to sell. As of December 31, 2020, the Company reclassified to assets held for sale $9,751 of property and equipment, net of $1,007 lease liabilities written-off, related to its remaining 38 Round Table Pizza Company-owned stores it intends to refranchise during 2021. An impairment adjustment of $4,439 was recorded to these assets held for sale in other expenses in order to reflect them at their estimated net realizable value, net of estimated direct selling costs, in the consolidated balance sheet as of December 31, 2020.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

5. Trademarks and Other Intangible Assets

Trademarks and other non-amortizable intangibles are tested for potential impairment annually and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of an asset below the respective carrying amount. Inherent in the fair value determinations are certain judgments and estimates, including projections of future cash flows, the discount rate reflecting the risk inherent in future cash flows, the interpretation of current economic indicators, market valuations and strategic plans with regard to the Company’s operations. A change in these underlying assumptions would cause a change in the results of the impairment tests, which could cause the fair value to be more or less than the respective carrying amounts. In addition, to the extent that there are significant changes in market conditions or overall economic conditions, or the Company’s strategic plans change, it is possible that impairment charges in addition to those discussed below may occur in the future.

During 2020, the Company determined that the impact of the COVID-19 pandemic on its operations constituted a triggering event that required trademarks and other intangible assets be tested for impairment. In performing its quantitative analysis, the Company considered, among other things, its operating performance during fiscal 2020 and the impact that performance will likely have on the long-term forecast of future trends in sales, operating expenses, overhead expenses, capital spending and general economic conditions.

Based on the results of these assessments, the Company recorded impairments on its Round Table Pizza, Pretzelmaker and Hot Dog on a Stick trademarks of $14,382, $7,628 and $2,466, respectively, for the year ended December 31, 2020.

The fair values of the trademarks for the 2020 analysis was estimated using the multi-period excess earnings methodology of the income approach that includes both the hypothetical royalties avoided through ownership of the trademark on Company-owned stores and actual royalties received from franchisees.

No impairments were indicated for the Company’s indefinite-lived customer/supplier relationships or the Company’s amortizable brand-specific franchise agreements intangibles in 2020.

The inputs and assumptions utilized by the Company in the impairment analyses of trademarks and other intangible assets are classified as Level 3 inputs in the fair value hierarchy.

Trademarks and Other Intangible Assets

Other non-amortizable intangible assets consist of customer/supplier relationships related to the acquired exclusive supply and customer relationships with its franchisees.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

Trademarks and other non-amortizable intangible assets by brand, net of impairment, are as follows:

	June 30,	December 31,
	2021	2020
Trademarks:
Round Table Pizza	$97,257	$97,257
Great American Cookies	53,500	53,500
Marble Slab Creamery	28,568	28,568
Pretzelmaker	18,691	18,691
Hog Dog on a Stick	6,716	6,716
Total Trademarks	204,732	204,732
Customer/supplier relationships	109,438	109,438
Total Trademarks and Other Non-Amortizable Intangible Assets	$314,170	$314,170

Amortizable intangible assets by brand consist of franchise agreements and are as follows:

	June 30,	December 31,
	2021	2020
Round Table Pizza	$3,204	$3,204
Great American Cookies	3,374	3,374
Marble Slab Creamery	2,686	2,686
Pretzelmaker	1,612	1,612
Hog Dog on a Stick	245	245
Total Amortizable Intangible Assets	11,121	11,121
Less: accumulated amortization	(4,342)	(3,503)
Total Amortizable Intangible Assets, Net	$6,779	$7,618

Total amortization expense was $839 and $840 for the six months ended June 30, 2021 and 2020, respectively.

The following table presents the amortization expense by brand expected to be recognized over the amortization period of the Company’s amortizable intangible assets as of June 30, 2021:

Fiscal year:	Remaining 2021	2022	2023	2024	2025	Thereafter
Round Table Pizza	$253	$506	$506	$506	$126	$-
Great American Cookies	250	500	500	500	333	-
Marble Slab Creamery	185	370	370	370	370	61
Pretzelmaker	134	268	268	247	-	-
Hog Dog on a Stick	17	34	34	34	34	3
Total Future Amortization Expense	$839	$1,678	$1,678	$1,657	$863	$64

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

6. Debt

The Company’s debt consists of the following:

	June 30,	December 31,
	2021	2020
Senior Secured Term Loan, interest payable monthly at variable interest rates	$236,942	$245,630
Revolving credit loan	1,319	14,455
Paycheck Protection Plan loans	1,188	5,516
Unamortized debt discount and deferred financing costs	(4,899)	(5,912)
Total Debt, net of discount	234,550	259,689
Less: current portion of long-term debt, net of discount	(286)	(17,845)
Long-Term Debt, net of discount	$234,264	$241,844

The Second Amendment (Subsequent Event) (capitalized terms defined further below)

On March 10, 2021, GFGH and the Lenders amended the Company’s Forbearance Agreement (the Second Amendment) to resolve the certain specific defaults incurred during 2020 under the terms of the 2018 Credit Agreement and provide for modified covenants and other terms.

Among other things, the Second Amendment: (i) waives the specified events of default, as defined; (ii) includes a mutual release of claims; (iii) relaxes the quarterly maximum net leverage ratios through December 31, 2022; (iv) includes restrictions on assets sales and limitations on indebtedness; (v) requires depository account control agreements for certain of the Company’s bank accounts with certain financial institutions; (vi) contains a minimum liquidity covenant; (vii) requires excess available cash of the Company, as defined, to be paid against the Revolving Loan to the extent of borrowed amounts outstanding under the Revolving Loan; and (viii) requires that, upon the occurrence of certain events, as defined, certain related parties of the Company shall make direct payments to the Lenders in an aggregate amount of up to $15.0 million, which thereby would create junior lien secured indebtedness on the part of the Company to those certain related parties.

Concurrent with the execution of the Second Amendment, the Company made prepayments from its available cash balance on the outstanding Term Loan and the Revolving Loan of $8.0 million and $6.0 million, respectively. The Company subsequently prepaid an additional $2.0 million on the Term Loan in conjunction with the refranchising of certain Company-owned stores that took place in April 2021 (see Note 4).

Amounts borrowed under the Second Amendment are at variable rates and, except for default-triggered provisions and certain other conditions, are generally based on LIBOR, subject to a 1.0% floor, plus an applicable margin, and provide the option to treat 2.0% of the interest charged as pay-in-kind interest (PIK Interest) by adding such PIK Interest to the principal amount of the Term Loan and/or the Revolving Loan, as applicable. The interest rate under LIBOR-based pricing for both the Term Loan and the Revolving Loan was 9.0%, inclusive of an 8.0% applicable margin as of the Transaction Date. The applicable margin for borrowings is subject to step-downs based on maximum net leverage ratios.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

The Company determined that, in accordance with ASC 470, Debt – Modifications and Extinguishments, both the Second Amendment and the Forbearance Agreement would be accounted for as debt modifications with respect to both the Term Loan and the Revolving Loan, and as such, since fees associated with the Second Amendment and the Forbearance Agreement were immaterial, no changes to the previously recorded debt issuance costs would be recognized.

The Company has complied with the Second Amendment terms and paid the required debt service payments through the Transaction Date.

As the result of the Company having obtained a firm financing commitment from the Lenders with the Second Amendment, and given other facts and circumstances as discussed in Note 2, the Company’s management has determined that the substantial doubt that was present during 2020 as to the Company’s ability to continue as a going concern for at least one year after the date the financial statements are issued no longer exists; accordingly, the Company’s debt, less the portion of principal scheduled to be paid within one year from the balance sheet date, is classified as a long-term liability in the accompanying Interim Condensed Consolidated balance sheet as of December 31, 2020.

The 2018 Credit Agreement and the Forbearance Agreement

On November 19, 2018, GFGH entered into a credit agreement with a syndicate of lenders (the Lenders) in connection with the 2018 Acquisition (the 2018 Credit Agreement). The 2018 Credit Agreement includes, among other things, a $250,000 Term Loan maturing in November 2025 and a revolving credit commitment (the Revolving Loan). Amounts borrowed under the 2018 Credit Agreement are at variable rates and, except for default-triggered provisions and certain other conditions, are generally based on the London Inter-Bank Offered Rate (LIBOR) plus a margin.

The Revolving Loan permits the Company to borrow up to $15,000 through the maturity date in November 2024 and requires the Company to pay an annual commitment fee of 0.5% on the unused portion of the Revolving Loan. Outstanding letters of credit reduce the availability of borrowing under the Revolving Loan.

Commencing with the year ended December 31, 2019 and annually thereafter, the Company is required to make a prepayment in an amount equal to 50% of the excess cash flow, as defined, for such fiscal year (the Excess Cash Flow Payment). The Excess Cash Flow Payment is due and payable not later than ten business days after the date when annual financial statements are required to be delivered to the Administrative Agent for the Lenders, which is 120 calendar days following the end of the fiscal year.

The Company recorded total debt discounts and deferred financing costs for the 2018 Credit Agreement of $9,965 during the period ended December 31, 2018. These costs are being amortized on a straight-line basis which approximates the effective interest rate method over the remaining life of the loan.

Amortization expense of $1,012 and $1,013 related to debt discounts and deferred financing costs is included in interest expense, net in the accompanying Interim Condensed Consolidated statements of operations for the six months ended June 30, 2021 and 2020, respectively.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

All of GFGH’s assets are pledged as collateral under the 2018 Credit Agreement. In addition, the 2018 Credit Agreement contains certain qualitative and quantitative covenants, including, among other items, maximum net leverage ratios, assets sale restrictions and limitations on indebtedness.

In March 2020, the Company drew the remaining available balance of $12,425 under the Revolving Loan to reduce exposure to potential liquidity risk due to the COVID-19 pandemic.

In May 2020, the Company made an Excess Cash Flow Payment of $827, which, under the terms of the 2018 Credit Agreement, permitted the Company to reduce to $0 and $423 the amounts of its scheduled $625 principal payments due in June 2020 and September 2020, respectively.

As a result of the impact of COVID-19 (see Note 2) and other factors, the Company was in breach of certain financial and other covenants commencing with the second fiscal quarter of 2020, which resulted in defaults under the terms of the 2018 Credit Agreement.

In October 2020, the Company entered into the Forbearance and First Amendment to Credit Agreement and Collateral Agreement (the Forbearance Agreement) with respect to the specific defaults under the 2018 Credit Agreement (the provisions of which, with respect to the Forbearance Period, as defined below, comprising the Forbearance Terms). The Forbearance Terms provided that the Lenders temporarily forbear from exercising default remedies under the 2018 Credit Agreement for the specific defaults, subject to the Company’s compliance with the Forbearance Terms, until the earlier of December 31, 2020 or the date the Administrative Agent provides the Company with notice of termination of the forbearance as a result of the occurrence of any one or more Events of Termination (as defined). Among other conditions, the Forbearance Terms included: (i) restrictions on assets sales, (ii) a limitation on the election of interest pricing periods in excess of one month in duration, (iii) a LIBOR floor of 1% for LIBOR-based pricing, (iv) the option to treat 1% of the interest charged as PIK Interest during the Forbearance Period, (v) depository account control agreements for certain of the Company’s bank accounts with certain financial institutions and (vi) a minimum liquidity covenant.

The interest rate under LIBOR-based pricing for both the Term Loan and the Revolving Loan was 8.0%, inclusive of a 7.0% margin, as of December 31, 2020. The interest rate for both the Term Loan and Revolving Loan was 7.8%, inclusive of a 6.0% margin, as of December 31, 2019.

At June 30, 2021 and December 31, 2020, the available balance of the Revolving Loan was $13,136 and $0, respectively, net of outstanding letters of credit of $575.

For the six months ended June 30, 2021, the Company elected to accrue PIK Interest of $1,938 and $73 relating to, and thereby increasing the balances of, the Term Loan and the Revolving Loan, respectively.

The Company was in compliance with the terms of the Forbearance Agreement and paid the required debt service payments under the terms of the 2018 Credit Agreement and the Forbearance Agreement as of December 31, 2020, and subsequently through the end of the Forbearance Period. As described above, the Company exited the Forbearance Period on March 10, 2021, and the Second Amendment replaced the Forbearance Agreement.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

Paycheck Protection Plan (PPP) Loans

In April 2020, certain of the indirect subsidiaries of the Company (the PPP Borrowers) were granted loans (the PPP Loans) totaling $5,516 pursuant to the Paycheck Protection Plan under the provisions of the Coronavirus Aid, Relief and Economic Security Act (the CARES Act), which was enacted in March 2020. The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the PPP Loans request necessary to support the ongoing operations of the Company. This certification further required the Company to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the PPP Loans associated with these funds, is dependent on the Company having initially qualified for the PPP Loans and qualifying for the forgiveness of the PPP Loans based on its future adherence to the forgiveness criteria. Funds from the PPP Loans may only be used for payroll costs and any payments of certain covered interest, lease and utility payments. Under the terms of the PPP, certain amounts of the PPP Loans may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company submitted applications for forgiveness for three loans totaling $4,328 as of December 31, 2020, and subsequently received forgiveness for these three loans between April and June 2021, which is a non-cash transaction. During 2021, the Company applied for forgiveness of approximately $800 of the total balance of $1,188 of its remaining outstanding loan. Although the company expects the applied for portion of this loan to be forgiven, no assurances can be provided that such forgiveness will be obtained. The PPP Loans bear interest of 1.0% and, to the extent not forgiven, have a two-year maturity unless, as provided for by the PPP, the borrower and the lender mutually agree to extend the term of the loan to five years.

The Small Business Administration has stated that all PPP loans in excess of $2 million, and other PPP loans as appropriate, will be subject to review by the SBA for compliance with program requirements. If the SBA determines in the course of its review that a borrower lacked an adequate basis for the required certification concerning the necessity of the loan request or the subsequent use of loan proceeds, the SBA will seek repayment of the PPP loan, including interest and potential penalties. While we believe our loan was properly obtained [and forgiven], there can be no assurance regarding the outcome of an SBA review. We have not accrued any liability associated with the risk of an adverse SBA review.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

7. Income Taxes

A summary of current and deferred income taxes included in the consolidated statements of operations is as follows:

For the six months ending	6/30/2021	6/30/2020
Current:
Federal	$-	$-
State and local	-	-
Foreign	23	3
Current Tax Expense (Benefit)	23	3
Deferred:
Federal	546	(1,006)
State and local	463	265
Deferred Tax Expense (Benefit)	1,009	(741)
Total Tax Expense (Benefit)	$1,032	$(738)

Tax Rate Reconciliation

For the period ended June 30, 2021, the Company recorded tax expense of $1,032. The adjustments to statutory tax expense include a $909 benefit due to an increase in valuation allowance as a result of no forecasted income in some states.

For the six months ended	6/30/2021	6/30/2020
Statutory federal income taxes	$1,450	$(1,064)
Increase (reduction) in income tax expense (benefit) resulting from:
Foreign	19	3
PPP Loan forgiveness	(909)	-
Permanent differences	9	8
Valuation allowance	(22)	69
State and local income taxes, net of federal income tax benefit	485	185
Change in state deferred tax rate	-	-
Other, net	-	61
Net Income Tax Expense (Benefit)	$1,032	$(738)

The Company established a valuation allowance in 2020 in expectation of reduced future taxable income in certain states.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

Deferred Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

December 31,	6/30/2021	12/31/2020
Deferred Tax Assets
Net operating loss carryforwards	$12,320	$13,180
Business interest limitation	9,403	7,945
Transaction costs	1,062	1,124
Accounts receivable	140	258
Other deductible temporary differences	1,010	779
Less valuation allowance	(2,511)	(2,533)
Total Net Deferred Assets	21,424	20,753
Deferred Tax Liabilities
Goodwill and non-amortizable intangible assets	(53,475)	(51,830)
Property and equipment	92	301
Other taxable temporary differences	(319)	(493)
Total Gross Deferred Liabilities	(53,702)	(52,022)
Net Deferred Tax Assets (Liabilities)	$(32,278)	$(31,269)

The valuation allowance for deferred tax assets as of June 30, 2021 and December 31, 2020 was $2,511 and $2,533, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income and tax-planning strategies in making this assessment. Based on all available positive and negative evidence, management has established a valuation allowance against certain state net operating losses that are not expected to be realized.

At December 31, 2020, the Company has net operating loss carryforwards for federal income tax purposes of $35,700, expiring in the years 2033 to 2037 and has an additional $13,700 of net operating loss carryforwards for federal purposes that do not expire, which are available to offset future federal taxable income and an interest limitation carryforward of $34,004, which can offset federal taxable income to the extent it is deductible in accordance with Internal Revenue Code Section 163(j). The Company has net operating loss carryforwards for state income tax purposes of $46,029, which are available to offset future state taxable income, expiring in the years 2021 to 2037.

In general, the statute of limitations remains open for three years from the date of filing federal and state tax returns. However, if the Company uses net operating losses in a future year, the taxing authority can examine the losses being used even if the statute of limitations for the loss year has closed.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

8. Commitments and Contingencies

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Operating Leases

The Company is obligated under noncancelable operating leases for store locations, office space and equipment. Future minimum lease payments under noncancelable operating leases as of June 30, 2021 are as follows:

Fiscal year:
Remaining 2021	$1,978
2022	3,715
2023	2,644
2024	1,463
2025	1,281
Thereafter	2,618
Total Operating Leases	$13,699

Rent expense under operating leases was $3,722 and $5,979 for the six months ended June 30, 2021 and 2020, respectively. Rent expense is recognized on a straight-line basis over the lease period based upon the aggregate lease payments. The lease period has been determined as the original lease term without renewals, unless and until the exercise of lease renewal options is reasonably assured, and also includes any period provided by the landlord as a “free-rent” period. Aggregate lease payments include all rental payments specified in the contract, including contractual rent increases.

Contingencies Related to Refranchising

As discussed in Note 4, through October 5, 2021 the Company has completed the refranchising sale of 58 Round Table Pizza Company-owned stores to existing franchisees. Upon completion of these refranchisings, the Company remained as guarantor on certain of the operating leases. The potential maximum future minimum lease payments the Company could be held liable for under these guaranteed lease arrangements was $18,573 as of June 30, 2021.

GFG Holding, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

(Dollars in thousands, unaudited)

9. Subsequent Events

On July 22, 2021, FAT Brands Inc. acquired LS GFG Holdings Inc. and its direct and indirect subsidiaries including GFGH. The Transaction was funded with cash and stock, including $350 million in cash from newly issued notes and cash on hand, $67.5 million in Series B preferred stock and $25 million in common stock. As of the Transaction Date, all outstanding borrowings under the Company’s Senior Secured Term Loan (see Note 6) were paid in full, and an escrow account was funded for approximately $1.2 million representing the remaining unforgiven portion of the PPP Loans plus estimated accrued and future interest.

Management has evaluated subsequent events through October 5, 2021, the date the Interim Condensed Consolidated Financial Statements were available for issuance and other than as described in Notes 1, 2, 4 and 6, there have been no material events impacting the Company.